CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-253345 on Form S-6 of our report dated April 7, 2021, relating to the financial statement of FT 9283, comprising S&P International Dividend Aristocrats Port. 2Q '21 (S&P International Dividend Aristocrats Portfolio, 2nd Quarter 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 7, 2021